EXHIBIT 23.1









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123943) of SmartPros, Ltd. and Subsidiary (the "Company") of our report dated February 23, 2007, relating to the financial statements of the Company included in the Company's Annual Report (Form 10-KSB) for the year ended December 31, 2006.








/s/ HOLTZ RUBENSTEIN REMINICK LLP
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Holtz Rubenstein Reminick LLP

Melville, New York
March 23, 2007